Qi-li-sheng Immunity Oral Solution
Cooperation and Execution

Contract

(Jia side) Beijing De-rui-tang Biology and Health Development Co., Ltd
(Yi side) Shanghai Yutong Pharmaceutical Co., Ltd
Contract code: DRT/YT-01-1999

Due to Jia side already had National Technique and Hygiene license permit by China relevant department for Qi-li-sheng immunity oral solution (Product Code Wei-shi-jian-zi No.114); Yi side had a thorough knowledge and understanding the product through tracking, examinations and testing, and certified this technique would have essential efficacy for the society and economy. If there were technique support, legal representative and necessary fund, they would do development cooperation with Jia side. After full consultation, under mutual benefit, equality, self-imposed, credit principle, Jia side and Yi side signed this contract together, and would fulfill their respective contract obligation.

I The content of contract
Cooperation for Qi-li-sheng immunity oral solution produce and sales.

II The scope of cooperation
1 Aim for cooperation quantity: 20 million
2 Cooperation duration: 5 years
3 Producing venue: No. 2020 Huqingping Road, Qingpu District, Shanghai Yutong Pharmaceutical Co., Ltd only
4 The contract would be common cooperation. Yi side would be restricted in specific quantity, duration, and venue. If Jia side did not agreed, Yi side has no right expand its execution range. Yi side no right using the technology with the 3rd side or developing, cooperating with the 3rd.

III Jia side obligation
1 Supply and agree below things
    A Qi-li-sheng Name and use right
    B Qi-li-sheng licence code
    C Qi-li-sheng immunity oral solution technique
    D Qi-li-sheng core recipe and material
    E Qi-li-sheng live service
2 Assist Yi side buying special equipment and products measuring instrument for produce.
3 According to production scale in the contract and Yi side’s material buying plan (Material supply matters will be signed in another contract), in 15 days since received payment from Yi side, Jia side should prepare the core material for Yi side.
4 Supervise products quality for Yi side periodically, inform the result and suggestions to Yi side promptly.

IV Yi side obligation
1 Secure and protect the contract’s content of using part and technique which offered by Jia side.
2 Yi side offer workshops, equipments, apparatus, staff, all kinds of license, and have responsibility on market develop fund.
3 Yi side offer the traveling and accommodation expense and necessary transportation.
4 Acceptance of technique service which offered by Jia side, and issue the acceptance certify documents.
5 According to requirement, done the producing and inspection. Unify the packing, pattern, introduction and advertising campaign.
6 During the producing and marketing operation, if due to Yi side’s fault, Yi side will bear the consequence; furthermore, Yi side is responsible for reputation damages and loss of sale.

 V The proportional distribution of share
Yi side has Jia side’s permission which includes the use of technology, brand, and license. Jia side will occupy 16.72% total share, and have right to share 16.72% of Yi side’s profit as well. At the time, Jia side should fulfill it’s obligation.

VI Protection of Qi-li-sheng brand
‘Qi-li-sheng’ is the brand name of Jia side’s technique product and has obtained its trade mark. If Yi side use the brand name for other side which no any relation with contract, Yi should inform Jia side in advance, and pay the relevant fee, the detail would be specific in another contract. If Yi side unauthorized used the brand, and caused great damage, Jia side has the right to take the unilateral decision to cancel the contract.

VII Defaults of breach the contract
1 Jia side obligation
If Jia side executed the contract without obey the rules, and caused Yi’s side financial losses, Jia side will bear this consequence.
2 Yi side’s obligation
During production, if Yi side did not follow Jia side’s technique standard, procedures and prescription, Jia side have the right to back out of the contract. The product’s quality problem influences the income, reputation and financial losses, Yi side should bear all consequences and redress Jia side’s all kinds of losses.

VII Amendment and dissolution of the contract.
1 Any amendment for both the contract and attachment must under Jia side and Yi side’s agreement. It should be signed in black and white agreement by Jia side and Yi side.
2 If one side can not obey the contract due to accidental force, should inform the other side in 30 days. After Jia side and Yi side’s negotiation, they can modify some terms or cancel the contract.

VIII Solution for argument
During the contract effective, if there’s any argument, Jia side and Yi side would negotiate together. If the problem can be settle down, according to《Law of civil procedure of the People's Republic of China》, any side can accuse to the court where Jia side and Yi side sign the contract.

IX Others
1 The contract will be effective after signed by double sides. Till the end of the term, the contract will be ending automatically. Jia side and Yi side need to extend the contract term, they can negotiate forward the contract ending 3 months.
2 Only the legal person or the consignor who appointed by legal person have the right to sign.
3 The mentioned attachment is an inseparable part of the contract, it has the same legal effect. The contract have four copies, both Jia side and Yi side will keep two copies.

4 Not specific matters, Jia side and Yi side would solute it through friendly consultation.

Jia Side:	Yi Side:
Beijing De-rui-tang Biology and Health Development Co., Ltd	Shanghai Yutong Pharmaceutical Co., Ltd
Representative:	Representative:
Address: Room 503, No 2 Building, No 1 Zhong-jing-ji Street, Western District, Beijing	Address: No. 2020 Hu-qing-ping Road, Shanghai
Account: 046-661157-43	Account: 038631-00874000354
Zip code: 100032	Zip code: 201702
Tel: 66013455	Tel: 59844086
Fax: 56013457	Fax: 59760079
Date: April 04, 2002	Date: April 04, 2002

Attachment 1: License copy which was issued by the Health Ministry
Attachment 2: Supervised data for the Health Ministry
Attachment 3: Authorized Company License